Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500
AMERICAN TOWER CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Fourth Quarter 2015		Full Year 2015
●	Total revenue increased 22.3% to $1,280 million	●	Total revenue increased 16.4% to $4,772 million
●	Property revenue increased 21.5% to $1,251 million	●	Property revenue increased 16.8% to $4,680 million
●	Adjusted EBITDA increased 21.2% to $802 million	●	Adjusted EBITDA increased 15.7% to $3,067 million
●	AFFO increased 22.7% to $542 million	●	AFFO increased 18.5% to $2,150 million
Boston, Massachusetts – February 26, 2016: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2015.
Jim Taiclet, American Tower’s Chief Executive Officer stated, “In 2015, we once again delivered double digit growth in revenue, Adjusted EBITDA and AFFO per Share while increasing our common stock dividend by nearly 30%. At the same time, we strengthened our positioning across our major markets, including in our home U.S. market through the Verizon transaction, in Brazil through our TIM transaction, in Nigeria where we launched operations in connection with our acquisition of sites from Airtel and most recently in India through our agreement to acquire a majority interest in Viom.
In 2016, we expect to extend our proven track record of generating double digit growth across our key metrics as we drive additional organic revenue on our existing assets and selectively seek complementary new investments, all while maintaining the strength of our balance sheet.”
CONSOLIDATED OPERATING RESULTS OVERVIEW
American Tower generated the following operating results for the quarter and year ended December 31, 2015 (unless otherwise indicated, all comparative information is presented against the quarter and year ended December 31, 2014, as applicable). During the fourth quarter of 2015, the Company changed its reportable segments to divide its international segment into three regional segments and changed the title of its rental and management segment to “Property” and its network development services segment to “Services”.
The Company now operates in five reportable segments: U.S. property, Asia property, EMEA property, Latin America property and Services. The Company believes this reporting structure provides more visibility into its operating segments as they continue to grow and corresponds with management’s current approach of allocating costs and resources, managing the growth and profitability of the business and assessing its operating performance. Detailed segment-level operating results are provided below.
For the full year 2015, the Company exceeded the midpoint of its previously issued outlook for total property revenue by approximately $30 million and Adjusted EBITDA by approximately $22 million, driven by strong operating results across its global footprint. Compared to the prior year period, net income for the full year was impacted by a one-time cash tax charge related to Global Tower Partners (“GTP”), expenses associated with the early retirement of debt and the non-cash impact of unfavorable foreign currency exchange rate fluctuations on intercompany balances.

($ in millions, except percentages and per share amounts)
	Q4 2015	Growth Rate	FY 2015	Growth Rate
Total property revenue	$1,251	21.5%	$4,680	16.8%
Total revenue	$1,280	22.3%	$4,772	16.4%
Property Gross Margin	$909	19.1%	$3,418	15.4%
Adjusted EBITDA	$802	21.2%	$3,067	15.7%
Net income attributable to AMT common stockholders	$206	22.2%	$595	(25.7)%
Net income attributable to AMT common stockholders per diluted share	$0.48	14.3%	$1.41	(29.5)%
Property revenue Core Growth(1)		25.9%		23.1%
Property revenue Organic Core Growth(2)		7.1%		7.6%

(1)	Property revenue Core Growth reflects revenue growth excluding the impacts of straight-line and pass-through revenue, foreign currency exchange rate fluctuations and significant one-time items.

(2)
Q4 2015 Organic Core Growth excludes revenue growth associated with properties that the Company has added to the portfolio since the beginning of Q4 2014. FY 2015 Organic Core Growth excludes revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

For the full year 2015, the Company exceeded the midpoint of its previously issued outlook for Adjusted Funds From Operations (AFFO) by approximately $25 million, driven by strong growth in Adjusted EBITDA as well as lower than forecasted cash interest expense and cash tax payments.

($ in millions, except percentages and per share amounts)
	Q4 2015	Growth Rate	FY 2015	Growth Rate
Funds From Operations (FFO)	$530	32.2%	$1,733	3.5%
AFFO	$542	22.7%	$2,150	18.5%
AFFO per Share	$1.27	15.5%	$5.08	11.9%
Cash provided by operating activities	$639	13.2%	$2,183	2.3%
Free Cash Flow(1)	$429	36.6%	$1,454	25.4%

(1)	Free cash flow is defined as cash provided by operating activities less total capital expenditures.

Please refer to “Non-GAAP and Defined Financial Measures” below for additional definitions. For additional financial information and reconciliations to GAAP measures, please refer to the “Unaudited Selected Financial Information” and “Unaudited Reconciliation to GAAP measures and the calculation of Defined Financial Measures” below.
CAPITAL ALLOCATION OVERVIEW
Distributions – During the fourth quarter and full year ended December 31, 2015, the Company declared the following regular cash distributions to its common stockholders:

Common Stock Distributions	Q4 2015	FY 2015
Distribution per share	$0.49	$1.81
Aggregate amount (millions)(1)	$208	$766
Year-over-year per share growth	28.9%	29.3%

(1)	The dividend declared during the fourth quarter of 2015 was paid in the first quarter of 2016 to stockholders of record as of the close of business on December 16, 2015.
In addition, the Company paid $27 million in preferred stock dividends during the fourth quarter and $85 million during the full year ended December 31, 2015.
Capital Expenditures – During the fourth quarter of 2015, total capital expenditures were $211 million, and for the full year, total capital expenditures were $729 million. For additional capital expenditure details, please refer to the supplemental disclosure package posted on the Company’s website.
Acquisitions – In the fourth quarter of 2015, the Company spent approximately $345 million on acquisitions. This included a payment of approximately $304 million in connection with our previously closed acquisition of sites in Nigeria from Bharti Airtel Limited (“Airtel”), as well as approximately $41 million for the acquisition of 11 sites in the U.S. and 238 sites internationally. For the full year, the Company spent approximately $7.02 billion for: (i) the exclusive rights to operate and manage 11,286 sites in the U.S., (ii) 209 sites in the U.S. and (iii) 10,638 sites internationally. As of December 31, 2015, the Company owned or operated over 100,000 towers and nearly 500 distributed antenna system networks.

Summary of Significant 2015 Transactions:
# of Sites	Counterparty	Country	Day 1 Average Tenancy	Purchase Price (USD)	Closing Date(s)
11,449(1)	Verizon Communications	U.S.	~1.4	~$5.1 billion	March 27, 2015
5,483	TIM Celular S.A.	Brazil	~1.6	~$797 million	April 29, 2015(2)
4,716	Bharti Airtel Limited	Nigeria	~1.2	~$1.1 billion	July 1, 2015(2)

(1)	Includes the acquisition of 163 sites and the acquisition of exclusive rights to operate and manage 11,286 sites.

(2)	Represents initial closing date.
On October 21, 2015, the Company entered into a definitive agreement to acquire a 51% controlling ownership interest in Viom Networks Limited (“Viom”), which owns and operates over 42,000 sites in India. The total cash consideration for the Viom acquisition is expected to be approximately 76 billion Indian Rupees (“INR”). The Company also expects to assume approximately INR 49 billion of existing net debt at closing. The Company anticipates consolidating the full financial results for Viom upon closing, which is expected to occur in the first quarter of 2016, subject to certain conditions.

LEVERAGE AND FINANCING OVERVIEW
Leverage – For the quarter ended December 31, 2015, the Company’s Net Leverage Ratio was approximately 5.2x net debt (total debt less cash and cash equivalents) to fourth quarter 2015 annualized Adjusted EBITDA.

Calculation of Net Leverage Ratio	Three Months Ended
($ in millions)	December 31, 2015
Net Debt	$16,798
Last Quarter Annualized Adjusted EBITDA	3,206
Net Leverage Ratio	5.2x
Liquidity – As of December 31, 2015, the Company had approximately $1.9 billion of total liquidity, consisting of over $0.3 billion in cash and cash equivalents, plus the ability to borrow an aggregate of over $1.5 billion under its revolving credit facilities, net of any outstanding letters of credit.
Subsequent to the end of the fourth quarter of 2015, the Company issued a total of $1.25 billion aggregate principal amount of unsecured senior notes. The proceeds of the offering were used to repay existing indebtedness under the Company’s 2013 senior unsecured credit facility and for general corporate purposes.
FULL YEAR 2016 OUTLOOK
The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of February 26, 2016. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.
The Company’s current outlook reflects unfavorable impacts of foreign currency fluctuations of approximately $258 million for total property revenue, $140 million for Adjusted EBITDA and $122 million for AFFO, relative to 2015 operating results. Information pertaining to the impact of foreign currency fluctuations on the Company’s outlook has been provided in the supplemental disclosure package posted on its website.
The Company’s outlook includes the estimated impact of the Viom transaction, assuming a nine month contribution to operating results. The portfolio is expected to contribute approximately $595 million in revenue and $230 million in Adjusted EBITDA to full year 2016 results. In addition, the costs associated with financing the transaction have been reflected in the Company’s outlook.
The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the full year 2016: (a) 4.20 Brazilian Reais; (b) 720 Chilean Pesos; (c) 3,400 Colombian Pesos; (d) 0.94 Euros; (e) 4.00 Ghanaian Cedi; (f) 67.80 Indian Rupees; (g) 18.40 Mexican Pesos; (h) 200 Nigerian Naira; (i) 3.50 Peruvian Soles; (j) 16.40 South African Rand; and (k) 3,500 Ugandan Shillings.

The Company’s outlook for 2016 reflects the following: ($ in millions)
	Full Year 2016			Midpoint Growth	Midpoint Core Growth(1)
Total property revenue	$5,540	to	$5,680	19.9%	22.1%
Adjusted EBITDA(1)	3,430	to	3,530	13.5%	20.9%
AFFO(1)	2,355	to	2,455	11.8%	17.9%
Net income	1,010	to	1,120	58.5%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total property revenue reflects the following, at the midpoint: ($ in millions)
	Segment Revenue	Organic Core Growth(1)	Pass-through Revenue(2)	Straight-line Revenue(2)
U.S. property revenue	$3,355	~5.5%	$—	$60
Total international property revenue	2,255	~12%	690	41
Total property revenue	$5,610	~7%	$690	$101

(1)	See “Non-GAAP and Defined Financial Measures” below.

(2)	Included in Segment Revenue totals but excluded from Core Growth and Organic Core Growth.

The calculation of outlook midpoint Core Growth is as follows: (Totals may not add due to rounding.)
	Total Property Revenue	Adjusted EBITDA(1)	AFFO(1)
Outlook midpoint Core Growth	22.1%	20.9%	17.9%
Estimated impact of pass-through revenues	4.3%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(4.5)%	(4.6)%	(5.7)%
Estimated impact of straight-line revenue and expense recognition	(1.9)%	(2.4)%	—
Estimated impact of significant one-time items	(0.2)%	(0.3)%	(0.4)%
Outlook midpoint growth	19.9%	13.5%	11.8%

(1)	See “Non-GAAP and Defined Financial Measures” below.

Total Property Revenue Core Growth Components(1): (Totals may not add due to rounding.)	Full Year 2016
Organic Core Growth	~7%
New Property Core Growth(2)	~15%
Core Growth	~22%

(1)	Reflects growth at the midpoint of outlook ranges.

(2)	Reflects revenue growth at sites that have been under American Tower’s ownership or control for less than 12 months.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Discretionary capital projects(1)	$170	to	$200
Ground lease purchases	130	to	150
Start-up capital projects	90	to	110
Redevelopment	190	to	210
Capital improvement	110	to	120
Corporate	10	—	10
Total	$700	to	$800

(1)	Includes the construction of approximately 2,500 to 3,000 communications sites globally.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$1,010	to	$1,120
Interest expense	745	to	715
Depreciation, amortization and accretion	1,435	to	1,465
Income tax provision	110	to	100
Stock-based compensation expense	95	—	95
Other, including other operating expenses, interest income, gain (loss) on retirement of long-term obligations, income (loss) on equity method investments and other income (expense)	35	—	35
Adjusted EBITDA	$3,430	to	$3,530

Reconciliations of Outlook for Net Income to AFFO:
($ in millions)
(Totals may not add due to rounding.)	Full Year 2016
Net income	$1,010	to	$1,120
Straight-line revenue	(101)	—	(101)
Straight-line expense	59	—	59
Depreciation, amortization and accretion	1,435	to	1,465
Stock-based compensation expense	95	—	95
Non-cash portion of tax provision	14	to	5
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, gain (loss) on retirement of long-term obligations, other income (expense), non-cash interest related to joint venture shareholder loans and dividends on preferred stock	(37)	to	(58)
Capital improvement capital expenditures	(110)	to	(120)
Corporate capital expenditures	(10)	—	(10)
AFFO	$2,355	to	$2,455
Conference Call Information
American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the fourth quarter and full year ended December 31, 2015 and its outlook for 2016. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:
U.S./Canada dial-in: (800) 260-0712
International dial-in: (651) 291-1246
Passcode: 385554
When available, a replay of the call can be accessed until 11:59 p.m. ET on March 11, 2016. The replay dial-in numbers are as follows:
U.S./Canada dial-in: (800) 475-6701
International dial-in: (320) 365-3844
Passcode: 385554
American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.
About American Tower
American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 100,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth, Net Leverage Ratio, Tenant Run-Rate Revenue and Tenant Non-Run Rate Revenue. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the Latin America property segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of its tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total property revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), where applicable, straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in property revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior year period. The Company defines New Property Core Growth in property revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior year period, in each case excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. The Company defines Tenant Run-Rate Revenue as primarily cash-based, recurring revenues, typically tied to long-term tenant lease agreements that in the absence of churn at the end of the contract term should continue in the future, excluding pass-through revenue. The Company defines Tenant Non-Run Rate Revenue as primarily non-recurring revenue, including back-billing, decommissioning agreements and straight-line revenue, as well as out-of-period items, excluding pass-through revenue. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company's core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company's measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth, Net Leverage Ratio, Tenant Run-Rate Revenue and Tenant Non-Run Rate Revenue may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements
This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2016 outlook, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and the anticipated closing and impact of acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government and tax regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us, including our ability to raise additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our distribution requirements; (7) our expansion initiatives involve a number of risks and uncertainties, including those related to integration of acquired or leased assets, that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) if we fail to remain qualified for taxation as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available, and even if we qualify for taxation as a REIT, we may face tax liabilities that impact earnings and available cash flow; (12) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (15) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities and the terms of our preferred stock could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock, which may jeopardize our qualification for taxation as a REIT; (16) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (17) we could have liability under environmental and occupational safety and health laws; and (18) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors”, as updated in the Form 10-Q for the quarter ended September 30, 2015. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$320,686	$313,492
Restricted cash	142,193	160,206
Short-term investments	—	6,302
Accounts receivable, net	227,354	199,074
Prepaid and other current assets	306,235	264,793
Deferred income taxes	—	14,000
Total current assets	996,468	957,867
PROPERTY AND EQUIPMENT, net	9,866,424	7,590,112
GOODWILL	4,091,805	4,032,174
OTHER INTANGIBLE ASSETS, net	9,837,876	6,824,273
DEFERRED INCOME TAXES	212,041	253,186
DEFERRED RENT ASSET	1,166,755	1,030,707
NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	732,903	575,246
TOTAL	$26,904,272	$21,263,565
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$96,714	$90,366
Accrued expenses	516,413	417,836
Distributions payable	210,027	159,864
Accrued interest	115,672	130,265
Current portion of long-term obligations	50,202	897,386
Unearned revenue	211,001	233,819
Total current liabilities	1,200,029	1,929,536
LONG-TERM OBLIGATIONS	17,068,807	13,642,955
ASSET RETIREMENT OBLIGATIONS	856,936	609,035
OTHER NON-CURRENT LIABILITIES	1,065,682	1,028,687
Total liabilities	20,191,454	17,210,213
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, Series A	60	60
Preferred stock, Series B	14	—
Common stock	4,267	3,995
Additional paid-in capital	9,690,609	5,788,786
Distributions in excess of earnings	(998,535)	(837,320)
Accumulated other comprehensive loss	(1,836,996)	(794,221)
Treasury stock	(207,740)	(207,740)
Total American Tower Corporation equity	6,651,679	3,953,560
Noncontrolling interest	61,139	99,792
Total equity	6,712,818	4,053,352
TOTAL	$26,904,272	$21,263,565

(1)	December 31, 2014 balances have been revised to reflect purchase accounting measurement period adjustments and reclassification of debt issuance costs.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
REVENUES:
Property	$1,251,124	$1,029,854	$4,680,388	$4,006,854
Services	28,917	16,460	91,128	93,194
Total operating revenues	1,280,041	1,046,314	4,771,516	4,100,048
OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Property (including stock-based compensation expense of $396, $338, $1,614, and $1,397, respectively)	345,812	269,803	1,275,436	1,056,177
Services (including stock-based compensation expense of $103, $97, $439, and $440, respectively)	10,569	7,216	33,432	38,088
Depreciation, amortization and accretion	352,356	263,546	1,285,328	1,003,802
Selling, general, administrative and development expense (including stock-based compensation expense of $17,787, $18,010, $88,484 and $78,316, respectively)	143,375	129,105	497,835	446,542
Other operating expenses	25,805	30,665	66,696	68,517
Total operating expenses	877,917	700,335	3,158,727	2,613,126
OPERATING INCOME	402,124	345,979	1,612,789	1,486,922
OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	2,958	2,629	11,209	10,547
Interest income	4,608	5,853	16,479	14,002
Interest expense	(149,721)	(147,481)	(595,949)	(580,234)
Loss on retirement of long-term obligations	(813)	(4,920)	(79,606)	(3,473)
Other expense (including unrealized foreign currency (gains) losses of ($36,398), ($13,237), $71,473, and $49,319, respectively)	(11,669)	(7,835)	(134,960)	(62,060)
Total other expense	(154,637)	(151,754)	(782,827)	(621,218)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	247,487	194,225	829,962	865,704
Income tax provision	(25,892)	(12,628)	(157,955)	(62,505)
NET INCOME	221,595	181,597	672,007	803,199
Net loss (income) attributable to noncontrolling interest	11,107	(1,210)	13,067	21,711
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	232,702	180,387	685,074	824,910
Dividends on preferred stock	(26,781)	(11,813)	(90,163)	(23,888)
NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$205,921	$168,574	$594,911	$801,022
NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.49	$0.43	$1.42	$2.02
Diluted net income attributable to American Tower Corporation common stockholders	$0.48	$0.42	$1.41	$2.00
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	423,736	396,553	418,907	395,958
DILUTED	427,802	400,899	423,015	400,086

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$672,007	$803,199
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	90,537	80,153
Depreciation, amortization and accretion	1,285,328	1,003,802
Loss on early retirement of long-term obligations	79,750	3,379
Other non-cash items reflected in statement of operations	190,718	86,790
Increase in net deferred rent asset	(98,883)	(83,852)
Decrease in restricted cash	16,112	7,522
Increase in assets	(147,425)	(85,966)
Increase in liabilities	94,908	319,562
Cash provided by operating activities	2,183,052	2,134,589
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(728,753)	(974,404)
Payments for acquisitions, net of cash acquired	(1,961,056)	(1,010,637)
Payment for Verizon transaction	(5,059,462)	—
Proceeds from sale of assets, net of cash	—	15,464
Proceeds from sales of short-term investments and other non-current assets	1,032,320	1,434,831
Payments for short-term investments	(1,022,816)	(1,395,316)
Deposits, restricted cash and other	(1,968)	(19,486)
Cash used for investing activities	(7,741,735)	(1,949,548)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	9,043	—
Borrowings under credit facilities	6,126,618	2,187,000
Proceeds from issuance of senior notes, net	1,492,298	1,415,844
Proceeds from term loan	500,000	—
Proceeds from other long-term borrowings	54,549	102,070
Proceeds from issuance of securities in securitization transaction	875,000	—
Repayments of notes payable, credit facilities, term loan, senior notes and capital leases	(6,393,405)	(3,903,144)
Contributions from noncontrolling interest holders, net	7,201	9,098
Proceeds from the issuance of common stock, net	2,440,327	—
Proceeds from the issuance of preferred stock, net	1,337,946	583,105
Proceeds from stock options and stock purchase plan	50,716	62,276
Purchase of preferred stock assumed in acquisition	—	(59,111)
Payment for early retirement of long-term obligations	(85,672)	(11,593)
Deferred financing costs and other financing activities	(30,021)	(34,670)
Purchase of noncontrolling interest	—	(64,822)
Distributions paid on preferred stock	(84,647)	(16,013)
Distributions paid on common stock	(710,852)	(404,631)
Cash provided by (used for) financing activities	5,589,101	(134,591)
Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(23,224)	(30,534)
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,194	19,916
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	313,492	293,576
CASH AND CASH EQUIVALENTS, END OF YEAR	$320,686	$313,492
CASH PAID FOR INCOME TAXES, NET	$157,058	$69,212
CASH PAID FOR INTEREST	$577,952	$548,089

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT
(In millions, except percentages. Totals may not add due to rounding.)

	Three months ended December 31, 2015
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$829	$64	$124	$234	$422	$1,251	$29	$1,280
Segment operating expenses(1)	176	33	54	83	169	345	10	356
Interest income, TV Azteca, net	—	—	—	3	3	3	—	3
Segment Gross Margin	653	31	71	155	256	909	18	927
Segment SG&A(1)	49	6	15	18	38	87	5	92
Segment Operating Profit	$604	$25	$56	137	218	821	$13	835
Segment Operating Profit Margin	73%	39%	45%	58%	52%	66%	46%	65%

Core Growth	19.9%	21.5%	84.3%	30.7%	41.6%	25.9%
New Property Core Growth	14.7%	10.7%	69.9%	18.5%	29.0%	18.8%
Organic Core Growth	5.2%	10.8%	14.4%	12.2%	12.5%	7.1%

Tenant Run-Rate Revenue(2)	$776	$37	$92	$150	$280	$1,056
Tenant Non-Run Rate Revenue(3)	53	1	1	19	21	73
International Pass-Through Revenue	—	26	31	65	122	122
Segment Revenue	$829	$64	$124	$234	$422	$1,251
Straight-Line Revenue(4)	$30	$0	$1	$15	$17	$47

	Three months ended December 31, 2014
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$681	$57	$79	$213	$349	$1,030	$16	$1,046
Segment operating expenses(1)	134	31	32	72	136	269	7	277
Interest income, TV Azteca, net	—	—	—	3	3	3	—	3
Segment Gross Margin	547	26	47	144	216	763	9	772
Segment SG&A(1)	38	5	10	19	33	72	5	76
Segment Operating Profit	$508	$21	$36	$125	$183	$691	$5	$696
Segment Operating Profit Margin	75%	37%	46%	59%	52%	67%	29%	67%

Core Growth	12.1%	24.3%	20.4%	35.7%	30.3%	16.9%
New Property Core Growth	3.1%	11.4%	4.1%	24.4%	17.3%	7.0%
Organic Core Growth	9.0%	13.0%	16.3%	11.3%	12.9%	9.9%

Tenant Run-Rate Revenue(2)	$644	$32	$55	$161	$249	$892
Tenant Non-Run Rate Revenue(3)	37	1	3	2	7	44
International Pass-Through Revenue	—	24	20	50	94	94
Segment Revenue	$681	$57	$79	$213	$349	$1,030
Straight-Line Revenue(4)	$21	$0	$3	$4	$7	$27

(1)	Excludes stock-based compensation expense.

(2)
Primarily cash-based, recurring revenues, typically tied to long-term tenant lease agreements that, in the absence of churn at the end of the contract term, should continue in the future, excluding pass-through revenue.

(3)	Primarily non-recurring revenue, including back-billing, decommissioning agreements and straight-line revenue, as well as out-of-period items, excluding pass-through revenue.

(4)	Straight-line revenue is included in Tenant Non-Run Rate Revenue.

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT (CONTINUED)
(In millions, except percentages. Totals may not add due to rounding.)

	Twelve months ended December 31, 2015
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$3,158	$242	$395	$886	$1,523	$4,680	$91	$4,772
Segment operating expenses(1)	678	127	164	305	595	1,274	33	1,307
Interest income, TV Azteca, net	—	—	—	11	11	11	—	11
Segment Gross Margin	2,479	115	231	592	939	3,418	58	3,476
Segment SG&A(1)	139	23	49	62	134	272	16	288
Segment Operating Profit	$2,340	$93	$183	$530	$805	$3,146	$42	$3,188
Segment Operating Profit Margin	74%	38%	46%	60%	53%	67%	47%	67%

Core Growth	18.9%	20.9%	49.2%	31.2%	34.1%	23.1%
New Property Core Growth	12.4%	11.3%	36.0%	20.9%	23.2%	15.5%
Organic Core Growth	6.6%	9.6%	13.2%	10.3%	10.9%	7.6%

Tenant Run-Rate Revenue(2)	$2,959	$141	$296	$624	$1,061	$4,020
Tenant Non-Run Rate Revenue(3)	199	2	5	32	39	238
International Pass-Through Revenue	—	99	94	230	423	423
Segment revenue	$3,158	$242	$395	$886	$1,523	$4,680
Straight-Line Revenue(4)	$119	$1	$6	$28	$36	$155

	Twelve months ended December 31, 2014
	Property						Services	Total
	U.S.	Asia	EMEA	Latin America	Total International	Total Property
Segment revenues	$2,640	$220	$315	$832	$1,367	$4,007	$93	$4,100
Segment operating expenses(1)	516	122	127	291	539	1,055	38	1,092
Interest income, TV Azteca, net	—	—	—	11	11	11	—	11
Segment Gross Margin	$2,124	$98	$188	$552	$839	$2,963	$56	$3,018
Segment SG&A(1)	125	20	40	67	126	251	12	263
Segment Operating Profit	1,999	78	149	486	712	2,712	43	2,755
Segment Operating Profit Margin	76%	36%	47%	58%	52%	68%	46%	67%

Core Growth	23.5%	18.0%	22.2%	46.0%	35.4%	26.7%
New Property Core Growth	13.8%	10.0%	5.2%	33.7%	22.4%	16.7%
Organic Core Growth	9.6%	8.0%	17.0%	12.3%	13.1%	10.0%

Tenant Run-Rate Revenue(2)	$2,490	$122	$224	$617	$964	$3,454
Tenant Non-Run Rate Revenue(3)	149	2	16	22	41	190
International Pass-Through Revenue	—	95	75	193	363	363
Segment revenue	$2,640	$220	$315	$832	$1,367	$4,007
Straight-Line Revenue(4)	$91	$1	$11	$20	$32	$124

(1)	Excludes stock-based compensation expense.

(2)
Primarily cash-based, recurring revenues, typically tied to long-term tenant lease agreements, that in the absence of churn at the end of the contract term, should continue in the future, excluding pass-through revenue.

(3)	Primarily non-recurring revenue, including back-billing, decommissioning agreements and straight-line revenue, as well as out-of-period items, excluding pass-through revenue.

(4)	Straight-line revenue is included in Tenant Non-Run Rate Revenue.

UNAUDITED SELECTED FINANCIAL INFORMATION
(In thousands, except where noted. Totals may not add due to rounding.)
The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue (expense), straight-line revenue and expense recognition and material one-time items on total property revenue, Adjusted EBITDA and AFFO.
The calculation of Core Growth is as follows:

Three months ended December 31, 2015	Property Revenue	Adjusted EBITDA	AFFO
Core Growth	25.9%	26.2%	29.8%
Estimated impact of pass-through revenue	0.9%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(7.3)%	(8.0)%	(10.0)%
Estimated impact of straight-line revenue recognition	1.3%	1.0%	—
Estimated impact of significant one-time items	0.8%	2.1%	2.8%
Reported growth	21.5%	21.2%	22.7%

Twelve months ended December 31, 2015	Property Revenue	Adjusted EBITDA	AFFO
Core Growth	23.1%	22.8%	27.5%
Estimated impact of pass-through revenue	0.0%	—	—
Estimated impact of fluctuations in foreign currency exchange rates	(6.4)%	(7.1)%	(9.1)%
Estimated impact of straight-line revenue recognition	0.3%	0.1%	—
Estimated impact of significant one-time items	(0.2)%	(0.1)%	0.2%
Reported growth	16.8%	15.7%	18.5%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES
(In thousands, except percentages. Totals may not add due to rounding.)
The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$221,595	$181,597	$672,007	$803,199
Income tax provision	25,892	12,628	157,955	62,505
Other expense	11,669	7,835	134,960	62,060
Loss on retirement of long-term obligations	813	4,920	79,606	3,473
Interest expense	149,721	147,481	595,949	580,234
Interest income	(4,608)	(5,853)	(16,479)	(14,002)
Other operating expenses	25,805	30,665	66,696	68,517
Depreciation, amortization and accretion	352,356	263,546	1,285,328	1,003,802
Stock-based compensation expense	18,286	18,445	90,537	80,153
Adjusted EBITDA	$801,529	$661,264	$3,066,559	$2,649,941
Divided by total revenue	1,280,041	1,046,314	4,771,516	4,100,048
Adjusted EBITDA Margin	63%	63%	64%	65%
The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net Income	$221,595	$181,597	$672,007	$803,199
Real estate related depreciation, amortization and accretion	311,066	222,548	1,128,340	878,714
Losses from sale or disposal of real estate and real estate related impairment charges	17,771	15,305	29,427	18,160
Dividends on preferred stock	(26,781)	(11,813)	(90,163)	(23,888)
Adjustments for unconsolidated affiliates and noncontrolling interest	5,849	(7,177)	(6,429)	(1,815)
NAREIT Funds From Operations	529,500	400,460	1,733,182	1,674,370
Straight-line revenue	(46,782)	(27,396)	(154,959)	(123,716)
Straight-line expense	16,918	8,664	56,076	38,378
Stock-based compensation expense	18,286	18,445	90,537	80,153
Non-cash portion of tax provision	(935)	(4,205)	897	(6,707)
Non-real estate related depreciation, amortization and accretion	41,290	40,998	156,988	125,088
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums and long-term deferred interest charges	6,383	3,489	22,575	8,622
Other expense(1)	11,669	7,835	134,960	62,060
Loss on retirement of long-term obligations	813	4,920	79,606	3,473
Other operating expense(2)	8,034	15,360	37,269	50,357
Capital improvement capital expenditures	(31,032)	(24,740)	(89,867)	(75,041)
Corporate capital expenditures	(6,567)	(9,323)	(16,447)	(24,146)
Adjustments for unconsolidated affiliates and noncontrolling interest	(5,849)	7,177	6,429	1,815
GTP REIT one-time tax charge(3)	—	—	93,044	—
AFFO	$541,728	$441,684	$2,150,290	$1,814,706
Divided by weighted average diluted shares outstanding	427,802	400,899	423,015	400,086
AFFO per Share	$1.27	$1.10	$5.08	$4.54

(1)	Primarily includes realized and unrealized loss on foreign currency exchange rate fluctuations.

(2)	Primarily includes impairments and transaction related costs.

(3)
During the year ended December 31, 2015, the Company filed a tax election, pursuant to which GTP no longer operates as a separate REIT for federal and state income tax purposes. In connection with the election, the Company incurred a one-time cash tax charge during the third quarter of 2015. As this charge is non-recurring, the Company does not believe it is an indication of operating performance and believes it is more meaningful to present AFFO excluding its impact.